FOR IMMEDIATE RELEASE

Contact:

drugstore.com, inc. Investor Relations:

Judith McGarry Chris Danne or Brinlea Johnson

415-971-2900 415-217-5865 or 212-867-2593

jmcgarry@drugstore.com chris@blueshirtgroup.com brinlea@blueshirtgroup.com

drugstore.com, inc. Announces First Quarter 2005 Financial Results

Company Reports Strong Sales of $99.6 Million Driven by a
26% Increase in OTC Sales and a 24% Increase in Mail-Order Pharmacy Sales

BELLEVUE, WA -- April 28, 2005 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the first quarter ended April 3, 2005. The company reported an 18% year-over-year increase in net sales, to $99.6 million, and a 12% year-over-year increase in gross profit, to $20.2 million, propelled by year-over-year net sales growth of 26% in OTC and 24% in mail-order pharmacy.

"Our stronger-than-expected sales in the first quarter were driven by solid revenue growth across our OTC, mail-order pharmacy, and local pick-up pharmacy segments," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "Net sales were the second highest in corporate history, second only to our seasonally strong fourth quarter in 2004, while total operating expenses as a percentage of net sales declined to an all-time low."

Net loss for the first quarter was $5.0 million, or $0.06 per share, compared to $4.6 million, or $0.06 per share, for the first quarter of 2004. EBITDA loss (a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expense and stock-based compensation) was $1.3 million for the first quarter, compared to an EBITDA loss of $961,000 for the first quarter of 2004.

"During the quarter, we established a new brand platform and began work on a targeted yet aggressive print campaign to capitalize on our market leadership position," continued Lepore. "Importantly, we also completed and strengthened our management team, with the additions of four talented executives: vice president of strategy, Jonathan Tinter; vice president of pharmacy, Matthew Stepka; chief information officer, Talat Sadiq; and chief technology officer, John Helm. We believe that these talented organizational additions and investments in marketing and technology position us to execute on our growth plan."

"Gross margin was 20.3% for the first quarter, in line with the fourth quarter of 2004," said Bob Barton, vice president and chief financial officer of drugstore.com, inc. "During the first quarter, we continued to drive scale efficiencies through both our fulfillment and order processing and G&A expense categories. We also strengthened our balance sheet with the addition of $26.0 million in private equity financing, ending the quarter with $57.5 million in cash, cash equivalents and marketable securities, which enhances our ability to invest in our business for future growth and profitability. In the second quarter, we will increase our marketing and technology investments as planned, as we ramp up our branding initiatives."

Outlook for the Second Quarter 2005

For the second quarter of 2005, drugstore.com, inc. is targeting a net sales range of $95.0 million to $99.0 million, a net loss range of $6.6 million to $7.9 million, and an EBITDA loss range of $3.3 million to $4.6 million. Explained Barton, "Our net sales range is based on our expectation of continued solid growth from our core segments, OTC (excluding wholesale OTC) and mail-order pharmacy, and a continued low level of investment in our local pick-up pharmacy and vision segments and our wholesale OTC business."

Financial and Operational Highlights for the First Quarter of 2005
(all comparisons are made with the first quarter of 2004, unless otherwise noted)

Net Sales Highlights:

  Net sales in the OTC segment grew by 26% to $44.5 million, with net sales from repeat OTC customers growing by 30%.
  Mail-order pharmacy net sales grew by 24% to $18.0 million.
  Local pick-up pharmacy net sales grew by 16% to $25.0 million.
  Vision net sales were down 6% from the first quarter of 2004, but grew by 2% from the fourth quarter of 2004.
  Total order volume (including wholesale OTC orders) grew by 14%, to 1.3 million orders.
  Average net sales per order were $77, up from $74. Average net sales per order grew by 3% to $56 for OTC ($59 excluding wholesale OTC sales), by 9% to $141 for mail-order pharmacy, by 6% to $82 for vision, and by 6% to $107 for local pick-up.
  Revenue from repeat customers represented 77% of net sales.

Key Customer Milestones:
  Approximately 6.3 million customers have been served since inception.
  The number of active customers grew by 21% year-over-year, to approximately 1.9 million.
  The average annual spend per active customer grew $14, or 8%, to approximately $187.

Other Financial Highlights:
  Fulfillment and order processing expenses improved to 10.3% of net sales, an all-time low as a percentage of net sales.
  Marketing and sales expense per new customer was $23.
  Inventory turned at an annualized rate of 15 during the quarter.
  The company ended the quarter with approximately 700 employees.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Thursday, April 28, 2005 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-218-9073 (international callers should dial 303-262-2190) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Monday, May 2, 2005 at 800-405-2236 (enter pass code 11027699) or internationally at 303-590-3000 (enter pass code 11027699) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expenses and stock-based compensation. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance and prospects for the future. Management believes that EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company's financial reporting. However, EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to EBITDA loss.

drugstore.com, inc. also uses non-GAAP measures in which wholesale OTC sales are excluded from OTC segment sales data. These non-GAAP measures are provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding wholesale OTC sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own OTC customers (those customers making purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude wholesale OTC sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "targeting," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, the company's limited operating history, difficulties establishing our brand and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, recent changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K and 10-Q. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended
	April 3,	March 28,
	2005	2004
	(unaudited)

Net sales	$ 99,573	$ 84,362

Costs and expenses:
Cost of sales	79,336	66,245
Fulfillment and order processing	10,285	9,257
Marketing and sales	6,820	6,123
Technology and content	2,928	2,320
General and administrative	3,728	3,663
Amortization of intangible assets	801	1,052
Stock-based compensation	848	352
Total costs and expenses	104,746	89,012

Operating loss	(5,173)	(4,650)

Interest income, net	179	81

Net loss	$ (4,994)	$ (4,569)

Basic and diluted net loss per share	$ (0.06)	$ (0.06)
Weighted average shares outstanding used to compute basic and diluted net loss per share	85,487,764	74,515,424

SUPPLEMENTAL INFORMATION: Gross Profit, Gross Margin, and EBITDA Loss (See Note 1 below):
USD (in thousands), unless otherwise indicated	Three Months Ended
	April 3, 2005	March 28, 2004
1. Gross Profit and Gross Margin
Net sales	$ 99,573	$ 84,362

Cost of sales	79,336	66,245

Gross profit	$ 20,237	$ 18,117

Gross margin	20.3%	21.5%

2. Reconciliation of Net Loss to EBITDA Loss (see Note 2 below)
(a) Reconciliation of Net Loss to EBITDA Loss Calculated As:
USD (in thousands), unless otherwise indicated	Three Months Ended
	April 3, 2005	March 28, 2004

Net loss	$ (4,994)	$ (4,569)
Amortization of intangible assets	801	1,052
Amortization of non-cash marketing	572	572
Stock-based compensation	848	352
Depreciation (see Note 2 below)	1,603	1,713
Interest income, net	(179)	(81)
EBITDA loss	$ (1,349)	$ (961)

NOTE 1: Supplemental information related to the company's gross profit, gross margin and EBITDA loss for the three months ended April 3, 2005 and March 28, 2004 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.
	Three Months Ended
	April 3,	March 28,
	2005	2004
Fulfillment and order processing	$ 941	$ 1,259
Marketing and sales	—	—
Technology and content	507	188
General and administrative	155	266
Depreciation	$ 1,603	$ 1,713

NOTE 2: EBITDA loss is defined as loss before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expense and stock-based compensation. Depreciation expense excluded from EBITDA loss is classified in the following financial statement line items:

(b) Reconciliation of Forecasted Q2 2005 Net Loss Range to Forecasted Q2 2005 EBITDA Loss Range Calculated As:

	Three Months Ended July 3, 2005
	Range High	Range Low
Estimated net loss	$ (6,600)	$ (7,900)
Estimated amortization of intangible assets	800	800
Estimated amortization of non-cash marketing	575	575
Estimated stock-based compensation	400	400
Estimated depreciation	1,900	1,900
Estimated interest income, net	(340)	(340)
Estimated EBITDA loss	$ (3,265)	$ (4,565)

SUPPLEMENTAL INFORMATION: Net sales by reporting segment (see Note 3 below):
	Three Months Ended
	April 3,	January 2,	March 28,
	2005	2005	2004
Over-the-Counter (OTC)	$ 44,509	$ 47,875	$ 35,462
Mail-order pharmacy	17,953	18,104	14,505
Local pick-up pharmacy	24,976	25,739	21,544
Vision	12,135	11,888	12,851
Consolidated	$ 99,573	$ 103,606	$ 84,362

NOTE 3: As previously disclosed, drugstore.com operates on a 52/53 week retail calendar year, with each quarter in a 52-week fiscal year representing a 13-week period. Fiscal year 2004 was a 53-week fiscal year, with the fourth quarter representing a 14-week period.

SUPPLEMENTAL INFORMATION: Reconciliation of OTC Net Sales to OTC Net Sales Excluding Wholesale OTC (see Note 4 below):
	Three Months Ended
	April 3, 2005	January 2, 2005	March 28, 2004
	(in thousands, except orders and per order data)
Over-the-Counter (OTC):
Net sales	$ 44,509	$ 47,875	$ 35,462
Wholesale OTC sales	2,547	4,523	2,035
OTC sales, excluding wholesale OTC	$ 41,962	$ 43,352	$ 33,427

OTC orders shipped	792,286	814,251	649,690
Wholesale OTC orders shipped	83,937	110,001	60,798
OTC orders shipped, excluding wholesale OTC	708,349	704,250	588,892
OTC sales per order shipped, excluding wholesale OTC	$ 59	$ 62	$ 57

NOTE 4: Supplemental information related to the company's OTC sales excluding wholesale OTC sales for the three months ended April 3, 2005, January 2, 2005 and March 28, 2004 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

DRUGSTORE.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	April 3, 2005	January 2, 2005
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 15,367	$ 15,491
Marketable securities	42,111	18,728
Accounts receivable, net of allowances	33,435	35,344
Inventories	21,118	19,287
Prepaid marketing expenses	2,290	2,290
Other current assets	3,306	3,027
Total current assets	117,627	94,167

Fixed assets, net	13,716	13,626
Other intangible assets, net	9,598	10,399
Goodwill, net	32,202	32,202
Prepaid marketing expenses and other	7,545	8,117
Total assets	$ 180,688	$ 158,511

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 57,441	$ 57,510
Accrued compensation	2,837	3,559
Accrued marketing expenses	2,797	2,567
Other current liabilities	3,958	3,837
Current portion of long term debt	2,196	1,158
Total current liabilities	69,229	68,631

Deferred income taxes	945	945
Long term debt, less current portion	1,388	1,807

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares--250,000,000
Issued and outstanding shares--92,019,771 and 81,440,927 as of April 3, 2005 and January 2, 2005, respectively	833,433	807,142
Deferred stock-based compensation	(2,862)	(3,598)
Accumulated other comprehensive loss	(35)	—
Accumulated deficit	(721,410)	(716,416)
Total stockholders' equity	109,126	87,128
Total liabilities and stockholders' equity	$ 180,688	$ 158,511

DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	April 3, 2005	March 28, 2004 (5)
Operating Activities:	(unaudited)
Net loss	$ (4,994)	$ (4,569)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,603	1,713
Amortization of marketing and sales agreements	572	572
Amortization of intangible assets	801	1,052
Stock-based compensation	848	352
Other	(34)	24
Changes in:
Accounts receivable	1,909	(2,961)
Inventories	(1,831)	(998)
Other current assets	(279)	(493)
Accounts payable, accrued expenses, and other liabilities	(440)	867
Net cash used in operating activities	(1,845)	(4,441)

Investing Activities:
Purchases of marketable securities	(30,209)	(2,247)
Sales and maturities of marketable securities	6,825	7,575
Purchase of fixed assets	(1,693)	(766)
Net cash provided by (used in) investing activities	(25,077)	4,562

Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	229	1,169
Proceeds from private placement, net	25,950	--
Advances under revolving line of credit	1,000	--
Principal payments on capital lease and term loan obligations	(381)	(184)
Net cash provided by financing activities	26,798	985
Net increase (decrease) in cash and cash equivalents	(124)	1,106
Cash and cash equivalents at beginning of period	15,491	7,035
Cash and cash equivalents at end of period	$ 15,367	$ 8,141

NOTE 5: Certain prior year amounts have been reclassified to conform to the current year presentation.